Exhibit 99.1

TriplePoint Venture Growth BDC Corp.

Fourth Quarter & Fiscal Year 2018 Investment & Portfolio Activity Update

RECORD LEVEL OF SIGNED TERM SHEETS AND DEBT INVESTMENT FUNDINGS FOR THE FOURTH QUARTER OF 2018

Menlo Park, Calif., January 10, 2019 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” "TPVG," “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today provided the following update on its investment and portfolio activity for the fourth quarter and year ended December 31, 2018.

Fourth Quarter 2018 Investment and Portfolio Activity Highlights

▪	Signed $323.0 million of term sheets and closed $189.8 million of new debt commitments to a total of twelve venture growth stage companies;
▪	Funded $119.8 million in debt investments to a total of eleven portfolio companies; and
▪	Received a total of $31.4 million in repayments and prepayments from two portfolio companies.

Fiscal Year 2018 Investment and Portfolio Activity Highlights

▪	Signed $885.3 million of term sheets and closed $508.4 million of new debt commitments to a total of twenty-eight venture growth stage companies;
▪	Funded $263.9 million in debt investments to a total of twenty-four portfolio companies; and
▪	Received a total of $185.7 in repayments and prepayments from eight portfolio companies.

“2018 was an outstanding year for both our originations and investment activity,” said Jim Labe, Chairman and Chief Executive Officer of the Company. “Our portfolio performance made possible a special dividend of $0.10 per share during the fourth quarter and helped us to deliver strong returns to our shareholders.”

“TriplePoint’s reputation and track record attract leading venture growth stage companies,” said Sajal Srivastava, President and Chief Investment Officer of the Company. “We are focused on capitalizing on this demand for debt and maintaining our strong performance in 2019.”

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.

The Company serves as the primary financing source for the venture growth stage business segment of TriplePoint Capital LLC, the leading global provider of financing across all stages of development to technology, life sciences and other high growth companies backed by a select group of venture capital firms. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by primarily lending with warrants to venture growth stage companies. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. More information is available at http://www.tpvg.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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INVESTOR RELATIONS AND MEDIA CONTACT

Abernathy MacGregor Group

Alan Oshiki / Sheila Ennis

212-371-5999 / 415-745-3294

aho@abmac.com / sbe@abmac.com

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